Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 18th day of February, 2021.

Presight Co-Invest Fund, L.P.
By:	Presight Sensei Co-Invest Management, L.L.C., its general partner
By:	Apeiron Investment Group, Ltd., its sole member

By:	/s/ Julien Höfer
Name:	Julien Höfer
Title:	Director

Presight Sensei Co-Invest Management, L.L.C.
By:	Apeiron Investment Group, Ltd., its sole member

By:	/s/ Julien Höfer
Name:	Julien Höfer
Title:	Director

Apeiron Investment Group, Ltd.

By:	/s/ Julien Höfer
Name:	Julien Höfer
Title:	Director

Christian Angermayer

/s/ Christian Angermayer